Exhibit 99.1

FOR IMMEDIATE RELEASE

DICK'S Sporting Goods Reports First Quarter Results; Raises Low End of Full Year Guidance

•	Consolidated earnings per diluted share totaled $0.53 during the first quarter of 2015, at the high end of guidance of $0.49 to 0.53

•	Consolidated same store sales for the first quarter increased 1.0%

•	Company repurchased $150 million of common stock and also declared a $0.1375 per share quarterly dividend

•	Company raises the low end of its full year 2015 earnings per diluted share guidance to $3.12 to 3.20, up from $3.10 to 3.20 previously

PITTSBURGH, May 19, 2015 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the first quarter ended May 2, 2015.

First Quarter Results

The Company reported consolidated net income for the first quarter ended May 2, 2015 of $63.3 million, or $0.53 per diluted share, compared to the Company’s expectations provided on March 3, 2015 of $0.49 to 0.53 per diluted share. For the first quarter ended May 3, 2014, the Company reported consolidated non-GAAP net income of $61.3 million, or $0.50 per diluted share, excluding a gain on the sale of an asset.

On a GAAP basis, the Company reported consolidated net income for the first quarter ended May 3, 2014 of $70.0 million, or $0.57 per diluted share. The GAAP to non-GAAP reconciliation is included in a table later in the release under the heading “Non-GAAP Net Income and Earnings Per Share Reconciliations.”

Net sales for the first quarter of 2015 increased 8.8% to approximately $1.6 billion. Consolidated same store sales increased 1.0%, compared to the Company's guidance of approximately flat to an increase of 2%. Same store sales for DICK'S Sporting Goods increased 1.8%, while Golf Galaxy decreased 11.0%. First quarter 2014 consolidated same store sales increased 1.5%.

"We are pleased with our first quarter results as we generated earnings at the high end of our expectations, despite a slow start to the spring season," said Edward W. Stack, Chairman and CEO. "I am confident in our full year outlook as we remain focused on growing our business through driving store productivity, adding new stores in new and underpenetrated markets, expanding and controlling our eCommerce business, and further developing our Field & Stream specialty concept."

Omni-channel Development

eCommerce penetration for the first quarter of 2015 was 8.5% of total sales, compared to 7.0% during the first quarter of 2014.

In the first quarter, the Company opened nine new DICK'S Sporting Goods stores and one new Field & Stream store. The Company also relocated one DICK'S Sporting Goods store and one Golf Galaxy store. As of May 2, 2015, the Company operated 612 DICK'S Sporting Goods stores in 46 states, with approximately 32.7 million square feet, 78 Golf Galaxy stores in 29 states, with approximately 1.4 million square feet and eleven Field & Stream stores in six states, with approximately 0.6 million square feet.

Store count, square footage and new stores are listed in a table later in the release under the heading "Store Count and Square Footage."

Balance Sheet

The Company ended the first quarter of 2015 with approximately $81 million in cash and cash equivalents and approximately $51 million in outstanding borrowings under its revolving credit facility. Over the course of the last 12 months, the Company utilized capital to invest in omni-channel growth and returned over $385 million to shareholders through share repurchases and quarterly dividends. Total inventory increased 9.7% at the end of the first quarter of 2015 as compared to the end of the first quarter of 2014.

Capital Allocation

In the first quarter of 2015, the Company repurchased approximately 2.6 million shares of its common stock at an average cost of $57.09 per share, for a total cost of $150 million. Since starting its $1 billion share repurchase authorization at the beginning of fiscal 2013, the Company has repurchased over $605 million of common stock, and has approximately $395 million remaining under the authorization.

On May 14, 2015, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $0.1375 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on June 30, 2015 to stockholders of record at the close of business on June 12, 2015.

Current 2015 Outlook

The Company's current outlook for 2015 is based on current expectations and includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as described later in this release. Although the Company believes that the expectations and other comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations or comments will prove to be correct.

❖	Full Year 2015

•
Based on an estimated 118 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $3.12 to 3.20. The Company's earnings per share guidance contemplates the $150 million of share repurchases executed in the first quarter of 2015. For the 52 weeks ended January 31, 2015, the Company reported non-GAAP consolidated earnings per diluted share of $2.87, excluding a gain on the sale of an asset and golf restructuring charges. On a GAAP basis, the Company reported consolidated earnings per diluted share of $2.84 for the 52 weeks ended January 31, 2015.

•	Consolidated same store sales are currently expected to increase 1 to 3%, compared to a 2.4% increase in fiscal 2014.

•
The Company expects to open approximately 45 new DICK'S Sporting Goods stores and relocate seven DICK'S Sporting Goods stores in 2015. The Company also expects to open approximately nine Field & Stream stores and relocate one Golf Galaxy store in 2015.

❖	Second Quarter 2015

•
Based on an estimated 118 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $0.73 to 0.76 in the second quarter of 2015, compared to second quarter 2014 non-GAAP consolidated earnings per diluted share of $0.67, excluding golf restructuring charges. On a GAAP basis, the Company reported consolidated earnings per diluted share of $0.57 in the second quarter of 2014.

•	Consolidated same store sales are currently expected to be approximately flat to an increase of 2% in the second quarter of 2015, as compared to a 3.2% increase in the second quarter of 2014.

•	The Company expects to open approximately seven new DICK'S Sporting Goods stores and one new Field & Stream store in the second quarter of 2015.

❖	Capital Expenditures

•
In 2015, the Company anticipates capital expenditures to be approximately $245 million on a net basis and approximately $365 million on a gross basis. In 2014, capital expenditures were approximately $247 million on a net basis and approximately $349 million on a gross basis.

Conference Call Info

The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the first quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register and download and install any necessary audio software.

In addition to the webcast, the call can be accessed by dialing (877) 443-5743 (domestic callers) or (412) 902-6617 (international callers) and requesting the "DICK'S Sporting Goods Earnings Call."

For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately 30 days. In addition, a dial-in replay of the call will be available. To listen to the replay, investors should dial (877) 344-7529 (domestic callers) or (412) 317-0088 (international callers) and enter confirmation code 10064849. The dial-in replay will be available for approximately 30 days following the live call.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

Except for historical information contained herein, the statements in this release or otherwise made by our management in connection with the subject matter of this release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Our future performance and financial results may differ materially from those included in any such forward-looking statements and such forward-looking statements should not be relied upon by investors as a prediction of actual results. You can identify these statements as those that may predict, forecast, indicate or imply future results, performance or advancements and by forward-looking words such as "believe", "anticipate", "expect", "estimate", "predict", "intend", "plan", "project", "goal", "will", "will be", "will continue", "will result", "could", "may", "might" or other words with similar meanings. Forward-looking statements include statements regarding, among other things, the Company's future performance, number of shares outstanding, inventory position, growth in the omni-channel network, number of new store openings and capital expenditures.

The following factors, among others, in some cases have affected and, in the future, could affect our financial performance and actual results, and could cause actual results for fiscal years 2015, 2016, 2017 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this release or otherwise made by our management: Changes in consumer discretionary spending; competition in the sporting goods industry; changes in consumer demand or shopping patterns; limitations on the availability of attractive retail store sites; omni-channel growth and our development of an eCommerce platform; unauthorized disclosure of sensitive or confidential customer information; risks relating to our private brand offerings and new retail concepts; disruptions with our eCommerce service provider or our information systems; access to adequate capital; changing laws and regulations affecting our business including the regulation of consumer products, firearms and ammunition; factors affecting our vendors, including supply chain and currency risks; litigation risks; talent needs and the loss of Edward W. Stack, our Chairman and Chief Executive Officer; protection of our intellectual property; disruption at our distribution facilities; disruptions of our information systems; developments with sports leagues, professional athletes or sports superstars; weather and seasonality of our business; regional risks; risks associated with strategic investments or acquisitions; risks associated with being a controlled company; our anti-takeover provisions; our current intention to issue quarterly cash dividends; and our share repurchase activity, if any.

Known and unknown risks and uncertainties are more fully described in the Company's Annual Report on Form 10-K for the year ended January 31, 2015 as filed with the Securities and Exchange Commission ("SEC") on March 27, 2015 and in other reports filed with the SEC. In addition, we operate in a highly competitive and rapidly changing environment; therefore, new risk factors can arise, and it is not possible for management to predict or assess the impact of all such risk factors. Forward-looking statements included in this release are made as of the date of this release. We do not assume any obligation and do not intend to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the securities laws.

About DICK'S Sporting Goods, Inc.

Founded in 1948, DICK'S Sporting Goods, Inc. is a leading omni-channel sporting goods retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. As of May 2, 2015, the Company operated more than 610 DICK'S Sporting Goods locations across the United States, serving and inspiring athletes and outdoor enthusiasts to achieve their personal best through a blend of dedicated associates, in-store services and unique specialty shop-in-shops dedicated to Team Sports, Athletic Apparel, Golf, Lodge/Outdoor, Fitness and Footwear.

Headquartered in Pittsburgh, PA, DICK'S also owns and operates Golf Galaxy, Field & Stream and True Runner specialty stores. DICK'S offers its products through a content-rich eCommerce platform that is integrated with its store network and provides customers with the convenience and expertise of a 24-hour storefront. DICK'S Sporting Goods, Inc. news releases are available at investors.DICKS.com. The Company's website is not part of this release.

Contacts:
Investor Relations:
Anne-Marie Megela, Vice President – Treasury Services and Investor Relations, or
Nathaniel A. Gilch, Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400

Media Relations:
(724) 273-5552 or press@dcsg.com

###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	May 2, 2015	% of Sales (1)	May 3, 2014	% of Sales

Net sales	$1,565,308	100.00%	$1,438,908	100.00%
Cost of goods sold, including occupancy and distribution costs	1,096,320	70.04	998,025	69.36

GROSS PROFIT	468,988	29.96	440,883	30.64

Selling, general and administrative expenses	360,736	23.05	322,589	22.42
Pre-opening expenses	6,340	0.41	6,206	0.43

INCOME FROM OPERATIONS	101,912	6.51	112,088	7.79

Interest expense	634	0.04	610	0.04
Other income	(2,150)	(0.14)	(2,364)	(0.16)

INCOME BEFORE INCOME TAXES	103,428	6.61	113,842	7.91

Provision for income taxes	40,083	2.56	43,858	3.05

NET INCOME	$63,345	4.05%	$69,984	4.86%

EARNINGS PER COMMON SHARE:
Basic	$0.54		$0.58
Diluted	$0.53		$0.57

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	117,044		121,138
Diluted	118,906		123,360

Cash dividend declared per share	$0.1375		$0.1250

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(Dollars in thousands)

	May 2, 2015	May 3, 2014	January 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$81,409	$139,372	$221,679
Accounts receivable, net	63,871	66,479	80,292
Income taxes receivable	5,748	6,861	14,293
Inventories, net	1,623,753	1,480,724	1,390,767
Prepaid expenses and other current assets	108,773	93,751	91,767
Deferred income taxes	45,555	33,715	51,586
Total current assets	1,929,109	1,820,902	1,850,384

Property and equipment, net	1,220,471	1,077,254	1,203,382
Intangible assets, net	110,179	97,795	110,162
Goodwill	200,594	200,594	200,594
Other assets:
Deferred income taxes	812	2,606	1,862
Other	73,863	70,286	69,814
Total other assets	74,675	72,892	71,676
TOTAL ASSETS	$3,535,028	$3,269,437	$3,436,198

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$777,800	$701,005	$614,511
Accrued expenses	275,561	273,761	283,828
Deferred revenue and other liabilities	149,974	134,406	172,259
Income taxes payable	25,176	34,914	47,698
Current portion of other long-term debt and leasing obligations	539	459	537
Total current liabilities	1,229,050	1,144,545	1,118,833
LONG-TERM LIABILITIES:
Revolving credit borrowings	51,200	—	—
Other long-term debt and leasing obligations	5,781	6,356	5,913
Deferred income taxes	42,902	25,965	44,494
Deferred revenue and other liabilities	462,974	357,359	434,733
Total long-term liabilities	562,857	389,680	485,140
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	912	962	932
Class B common stock	249	249	249
Additional paid-in capital	1,029,208	972,338	1,015,404
Retained earnings	1,518,237	1,242,140	1,471,182
Accumulated other comprehensive (loss) income	(42)	31	(73)
Treasury stock, at cost	(805,443)	(480,508)	(655,469)
Total stockholders' equity	1,743,121	1,735,212	1,832,225
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,535,028	$3,269,437	$3,436,198

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(Dollars in thousands)

	13 Weeks Ended
	May 2, 2015	May 3, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$63,345	$69,984
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	42,576	36,859
Deferred income taxes	5,489	(7,661)
Stock-based compensation	7,008	6,705
Excess tax benefit from exercise of stock options	(5,114)	(6,231)
Gain on sale of asset	—	(14,428)
Other non-cash items	133	145
Changes in assets and liabilities:
Accounts receivable	2,550	(375)
Inventories	(232,986)	(248,659)
Prepaid expenses and other assets	(16,878)	(14,407)
Accounts payable	163,478	168,833
Accrued expenses	(9,365)	(2,729)
Income taxes payable / receivable	(8,914)	21,743
Deferred construction allowances	40,579	24,002
Deferred revenue and other liabilities	(16,393)	(19,857)
Net cash provided by operating activities	35,508	13,924
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(65,724)	(63,918)
Proceeds from sale of other assets	—	73,392
Deposits and purchases of other assets	(406)	(4)
Net cash (used in) provided by investing activities	(66,130)	9,470
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings	124,300	—
Revolving credit repayments	(73,100)	—
Payments on other long-term debt and leasing obligations	(130)	(560)
Construction allowance receipts	—	—
Proceeds from exercise of stock options	9,245	7,945
Excess tax benefit from exercise of stock options	5,115	6,240
Minimum tax withholding requirements	(7,507)	(7,499)
Cash paid for treasury stock	(150,000)	(25,000)
Cash dividend paid to stockholders	(17,413)	(16,619)
Decrease in bank overdraft	(189)	(30,267)
Net cash used in financing activities	(109,679)	(65,760)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	31	7
NET DECREASE IN CASH AND CASH EQUIVALENTS	(140,270)	(42,359)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	221,679	181,731
CASH AND CASH EQUIVALENTS, END OF PERIOD	$81,409	$139,372

Store Count and Square Footage

The stores that opened during the first quarter of 2015 are as follows:

Store	Market	Concept
Santa Rosa, CA	Santa Rosa	DICK'S Sporting Goods
Goldsboro, NC	Goldsboro	DICK'S Sporting Goods
Boise, ID	Boise	DICK'S Sporting Goods
Marietta, GA	Atlanta	DICK'S Sporting Goods
Brooksville, FL	Tampa	DICK'S Sporting Goods
Washington, MO	St. Louis	DICK'S Sporting Goods
Twin Falls, ID	Twin Falls	DICK'S Sporting Goods
Burlington, IA	Burlington	DICK'S Sporting Goods
Moline, IL	Quad Cities	DICK'S Sporting Goods
Troy, MI	Detroit	Field & Stream

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

Store Count:

	Fiscal 2015			Fiscal 2014
	DICK'S Sporting Goods	Specialty Store Concepts (1)	Total	DICK'S Sporting Goods	Specialty Store Concepts (1)	Total
Beginning stores	603	91	694	558	84	642
Q1 New stores	9	1	10	8	—	8
Ending stores	612	92	704	566	84	650

Relocated stores	1	1	2	1	1	2

Square Footage:
(in millions)

	DICK'S Sporting Goods	Specialty Store Concepts (1)	Total
Q1 2014	30.6	1.5	32.1
Q2 2014	30.9	1.6	32.5
Q3 2014	32.0	2.0	34.0
Q4 2014	32.3	1.9	34.2
Q1 2015	32.7	2.0	34.7

(1)	Includes the Company's Golf Galaxy, Field & Stream and True Runner stores.

Non-GAAP Financial Measures

In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company believes that certain non-GAAP financial information provides users of the Company's financial information with additional useful information in evaluating operating performance between reporting periods. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

Non-GAAP Net Income and Earnings Per Share Reconciliations:
(in thousands, except per share data):

	Fiscal 2014
	13 Weeks Ended May 3, 2014

	As Reported	Gain on Sale of Asset	Non-GAAP Total
Net sales	$1,438,908	$—	$1,438,908
Cost of goods sold, including occupancy and distribution costs	998,025	—	998,025

GROSS PROFIT	440,883	—	440,883

Selling, general and administrative expenses	322,589	14,428	337,017
Pre-opening expenses	6,206	—	6,206

INCOME FROM OPERATIONS	112,088	(14,428)	97,660

Interest expense	610	—	610
Other income	(2,364)	—	(2,364)

INCOME BEFORE INCOME TAXES	113,842	(14,428)	99,414

Provision for income taxes	43,858	(5,771)	38,087

NET INCOME	$69,984	$(8,657)	$61,327

EARNINGS PER COMMON SHARE:
Basic	$0.58		$0.51
Diluted	$0.57		$0.50

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	121,138		121,138
Diluted	123,360		123,360

During the first quarter of 2014, the Company recorded a pre-tax $14.4 million gain on sale of a Gulfstream G650 corporate aircraft. The provision for income taxes was calculated at 40%, which approximates the Company's blended tax rate.

	Fiscal 2014
	13 Weeks Ended August 2, 2014

	As Reported	Golf Restructuring Charges	Non-GAAP Total
Net sales	$1,688,890	$—	$1,688,890
Cost of goods sold, including occupancy and distribution costs	1,186,334	(2,405)	1,183,929

GROSS PROFIT	502,556	2,405	504,961

Selling, general and administrative expenses	383,054	(17,960)	365,094
Pre-opening expenses	7,940	—	7,940

INCOME FROM OPERATIONS	111,562	20,365	131,927

Interest expense	763	—	763
Other income	(2,013)	—	(2,013)

INCOME BEFORE INCOME TAXES	112,812	20,365	133,177

Provision for income taxes	43,345	8,146	51,491

NET INCOME	$69,467	$12,219	$81,686

EARNINGS PER COMMON SHARE:
Basic	$0.58		$0.68
Diluted	$0.57		$0.67

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,950		119,950
Diluted	121,840		121,840

During the second quarter of 2014, the Company recorded pre-tax restructuring charges of $20.4 million including a $14.3 million non-cash impairment of trademarks and store assets, severance charges of $3.7 million resulting from the elimination of specific staff in the golf area of its DICK'S stores and consolidation of DICK'S golf and Golf Galaxy corporate and administrative functions, and a $2.4 million write-down of excess golf inventories. The provision for income taxes was calculated at 40%, which approximates the Company's blended tax rate.

	Fiscal 2014
	52 Weeks Ended January 31, 2015

	As Reported	Gain on Sale of Asset	Golf Restructuring Charges	Non-GAAP Total
Net sales	$6,814,479	$—	$—	$6,814,479
Cost of goods sold, including occupancy and distribution costs	4,727,813	—	(2,405)	4,725,408

GROSS PROFIT	2,086,666	—	2,405	2,089,071

Selling, general and administrative expenses	1,502,089	14,428	(17,960)	1,498,557
Pre-opening expenses	30,518	—	—	30,518

INCOME FROM OPERATIONS	554,059	(14,428)	20,365	559,996

Interest expense	3,215	—	—	3,215
Other income	(5,170)	—	—	(5,170)

INCOME BEFORE INCOME TAXES	556,014	(14,428)	20,365	561,951

Provision for income taxes	211,816	(5,771)	8,146	214,191

NET INCOME	$344,198	$(8,657)	$12,219	$347,760

EARNINGS PER COMMON SHARE:
Basic	$2.89			$2.92
Diluted	$2.84			$2.87

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,244			119,244
Diluted	121,238			121,238

During the first quarter of 2014, the Company recorded a pre-tax $14.4 million gain on sale of a Gulfstream G650 corporate aircraft. During the second quarter of 2014, the Company recorded pre-tax restructuring charges of $20.4 million including a $14.3 million non-cash impairment of trademarks and store assets, severance charges of $3.7 million resulting from the elimination of specific staff in the golf area of its DICK'S stores and consolidation of DICK'S golf and Golf Galaxy corporate and administrative functions, and a $2.4 million write-down of excess golf inventories. The provision for income taxes for the aforementioned adjustments were calculated at 40%, which approximates the Company's blended tax rate.

Adjusted EBITDA

Adjusted EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. Adjusted EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, capital investments and certain non-recurring, infrequent or unusual items.

	13 Weeks Ended
	May 2, 2015	May 3, 2014
	(dollars in thousands)
Net income	$63,345	$69,984
Provision for income taxes	40,083	43,858
Interest expense	634	610
Depreciation and amortization	42,576	36,859
EBITDA	$146,638	$151,311
Less: Gain on sale of asset	—	(14,428)
Adjusted EBITDA, as defined	$146,638	$136,883

% increase in adjusted EBITDA	7%

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	13 Weeks Ended
	May 2, 2015	May 3, 2014
	(dollars in thousands)
Gross capital expenditures	$(65,724)	$(63,918)
Proceeds from sale-leaseback transactions	—	—
Deferred construction allowances	40,579	24,002
Construction allowance receipts	—	—
Net capital expenditures	$(25,145)	$(39,916)